UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2005

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 1.02	Entry into a Material Definitive Agreement; Termination of a Material Definitive Agreement

On October 25, 2005, Multi-Fineline Electronix, Inc. (the “Company”), Wearnes Technology Pte. Ltd. (“WT”), United Wearnes Technology Pte. Ltd. (“UWT”), and WBL Corporation Limited (“WBL,” and together with WT and UWT, “Wearnes”) entered into an Amended and Restated Stockholders Agreement (the “New Agreement”), which modifies and supersedes an existing Stockholders Agreement dated June 4, 2004 between the parties. Pursuant to the New Agreement, WBL will, for a period of two years and thereafter subject to the parties’ mutual agreement, use its reasonable efforts to provide the Company with access to additional manufacturing facilities and packaging services while the Company’s manufacturing facilities are being expanded.

The New Agreement also eliminates the historical right of Wearnes to nominate up to one-third of the Company’s Board of Directors and eliminates certain previous restrictions on Wearnes to purchase additional shares of the Company’s common stock, to enter into financing arrangements that might indirectly affect the Company, and to vote its shares to remove the Company’s bylaw provision requiring that a majority of the Board be independent. The New Agreement also provides that WBL will have the right to approve the appointment of any new chief executive officer or the issuance of securities that would reduce Wearnes’ effective stock ownership below a majority of the shares outstanding. Wearnes’ currently beneficially owns, through WT and UWT, approximately 61% of the Company’s common stock, although, under generally accepted accounting principles in Singapore, Wearnes is deemed to effectively own approximately 56% of the Company’s common stock.

The New Agreement was approved by a special committee of the Board of Directors of the Company comprised of all of the independent directors on the Board.

On October 25, 2005, the Company issued a news release announcing the above described arrangements. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.20	Amended and Restated Stockholders Agreement dated October 25, 2005 between Multi-Fineline Electronix, Inc., Wearnes Technology Pte. Ltd, United Wearnes Technology Pte. Ltd., and WBL Corporation Limited

99.1	News release dated October 25, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 25, 2005	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ Philip A. Harding
Philip A. Harding
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.20	Amended and Restated Stockholders Agreement dated October 25, 2005 between Multi-Fineline Electronix, Inc., Wearnes Technology Pte. Ltd, United Wearnes Technology Pte. Ltd., and WBL Corporation Limited

99.1	News release dated October 25, 2005

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